EXHIBIT 10.3

AGREEMENT
THIS AGREEMENT (this “Agreement”) is entered into effective as of June 27, 2025, by each of Humanitario Capital LLC, a Puerto Rico limited liability company (“Humanitario”) and Acuitas Capital LLC, a Delaware limited liability company (“Acuitas”), in favor of Ontrak, Inc., a Delaware corporation (“Company”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Acuitas Warrants (as such term is defined below).
R E C I T A L S
A.    The Company, certain of its subsidiaries, Acuitas and U.S. Bank Trust Company, National Association (the “Collateral Agent”) are party to that certain Master Note Purchase Agreement, dated as of April 15, 2022, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022, that certain Fourth Amendment to Master Note Purchase Agreement made as of June 23, 2023, that certain Fifth Amendment to Master Note Purchase Agreement made as of October 31, 2023, that certain Sixth Amendment to Master Note Purchase Agreement made as of March 28, 2024, that certain letter agreement dated August 13, 2024, that certain letter agreement entered into as of April 8, 2025, and that certain letter agreement dated May 19, 2025 (as amended to date, the “Existing Keep Well Agreement”), pursuant to which Acuitas agreed to purchase senior secured notes from the Company, upon the terms and subject to the conditions set forth therein.
B.    The Company issued to Humanitario and to Acuitas the common stock purchase warrants set forth on Exhibit A (collectively, the “Acuitas Warrants”).
C.    The parties to the Existing Keep Well Agreement are contemplating entering into a Seventh Amendment to Master Note Purchase Agreement, substantially in the form attached hereto as Exhibit B (the “Seventh Amendment”), pursuant to which, among other things, the Company may issue and sell to Acuitas, and Acuitas may purchase from the Company, Seventh Amendment Demand Notes (as such term is defined in the Seventh Amendment), and, in connection with each Seventh Amendment Demand Note purchased by Acuitas from the Company, the Company would issue to Acuitas (or an entity affiliated with Acuitas, as designated by Acuitas) a warrant (a “Demand Warrant”) to purchase shares of Common Stock, upon the terms and subject to the conditions therein.
D.    The Company filed a Registration Statement on Form S-1 (File No. 333-288099) with the U.S. Securities and Exchange Commission (the “Commission”) on June 17, 2025 (as the same may be amended or supplemented, from time to time, the “Registration Statement”).
E.    Section 3(b) of the Acuitas Warrants provides, among other things, that, if and whenever on or after the date of issuance thereof, the Company effects a Dilutive Issuance, then immediately after such Dilutive Issuance, the Exercise Price of the Acuitas Warrants then in effect will be reduced as specified therein.
F.    The Company is requesting that each of Humanitario and Acuitas agree to the adjustments to the Exercise Price of the Acuitas Warrants described herein in lieu of those described in Section 3(b) of the Acuitas Warrants with respect to the transactions contemplated by the Seventh Amendment and the Registration Statement.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Anti-Dilution Matters. Notwithstanding anything to the contrary in the Acuitas Warrants, each of Humanitario and Acuitas hereby acknowledge, confirm and agree that, if the Company: (a) enters into the Seventh Amendment and effects or consummates any of the Seventh Amendment Transactions (as such term is defined below); (b) consummates the offering under the Registration Statement (the “Offering”); and/or (c) both of (a) and (b), then the Exercise Price of each of the Acuitas Warrants then in effect shall be subject solely to the following adjustments (in lieu of the adjustments set forth in Section 3(b) the Acuitas Warrants): (i) the Exercise Price will be reduced to the closing price of the Company’s common stock as of immediately prior to the time the parties enter into the Seventh Amendment; (ii) if such closing price is greater than the combined public offering price per share of Common Stock and accompanying warrants issued in the Offering, then the exercise price will be further reduced to such combined public offering price; (iii) if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of the Common Stock on any Trading Day during the five Trading Day period immediately following the public announcement of the Company entering into the Seventh Amendment, then the Exercise Price shall be further reduced to the lowest VWAP on any Trading Day during such five Trading Day period; (iv) in the event that the public announcement of the Offering is not made on the same Trading Day as the public announcement of the Company entering into the Seventh Amendment, if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of the Common Stock on any Trading Day during the five Trading Day period immediately following the public announcement of the Offering, then the Exercise Price shall be further reduced to the lowest VWAP on any Trading Day during such five Trading Day period; and (v) if any Note (as such term is defined in the Seventh Amendment) is converted into Common Stock at a conversion price less than the Exercise Price then in effect, after giving effect to the preceding clauses (i), (ii), (iii) and (iv), and any adjustments pursuant to the terms the Acuitas Warrants (other than Section 3(b) thereof), then the Exercise Price shall be further reduced to such conversion price at such time of such Note conversion. For the avoidance of doubt, the Exercise Price of the Acuitas Warrants shall not be adjusted pursuant to the terms thereof as a result of or related to (y) the Seventh Amendment or any of the Seventh Amendment Transactions, and/or (z) the issuance of any securities in the Offering or the issuance of any securities issued upon exercise of any securities issued in the Offering, provided that such securities have not been amended since the date of the Offering to increase the number of securities issuable thereunder or to decrease the exercise price, exchange price or conversion price of the securities issuable thereunder (other than in connection with reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock) or to extend the term of such securities (other than to the extend the maturity date of the promissory notes issued under the Keep Well Agreement), and each of Humanitario and Acuitas hereby irrevocably waive all other adjustments to the Exercise Price pursuant to the Acuitas Warrants as a result of or related to the Seventh Amendment, any of the Seventh Amendment Transactions, the Offering, and/or issuance of any securities in the Offering or the issuance of any securities issued upon exercise of any securities issued in the Offering, provided that such securities have not been amended since the date of the Offering to increase the number of securities issuable thereunder or to decrease the exercise price, exchange price or conversion price of the securities issuable thereunder (other than in connection with reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock) or to extend the term of such securities (other than to the extend the maturity date of the promissory notes issued under the Keep Well Agreement). Upon each adjustment of the Exercise Price pursuant to this Agreement, pursuant to Section 3(b)(x) of the Acuitas Warrants, the number of Warrant Shares issuable upon exercise of the Acuitas Warrants shall increase proportionately so that after such adjustment of the Exercise Price pursuant to this Agreement, the Exercise Price payable upon exercise of the Acuitas Warrants for the adjusted number of Warrant Shares shall be the same as the Exercise Price in effect immediately prior to each such adjustment of the Exercise Price pursuant to this Agreement. For purposes of this Agreement, “Seventh Amendment Transactions” means the transactions contemplated by the Seventh Amendment, including, without limitation: (i) the issuance of any Seventh Amendment Demand Note (as such term is defined in the Seventh Amendment); (ii) the issuance of any Demand Warrant in connection with the issuance of any Seventh Amendment Demand Note; (iii) the issuance of any Conversion Warrant (as such term is defined in the Existing Keep Well Agreement) upon conversion of any Seventh Amendment Demand Note; and (iii) the issuance of shares of Common Stock upon conversion or exercise, as applicable, of the foregoing securities, provided that the Seventh Amendment and such securities issued or issuable pursuant to the Seventh Amendment have not been amended since the date of the Seventh Amendment to increase the number of securities issuable thereunder or to decrease the exercise price, exchange price or conversion price of the securities issuable thereunder (other than in connection with reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock) or to extend the term of such securities (other than to the extend the maturity date of the promissory notes issued under the Keep Well Agreement). For the avoidance of doubt, if any Acuitas Warrant is exercised, on any given exercise date during the measurement periods set forth in clauses (iii) and (iv), solely with respect to such portion of such Acuitas Warrant being exercised on such applicable exercise date, such applicable measurement period shall be deemed to have ended on, and included, the Trading Day immediately prior to such exercise date and the adjusted Exercise Price on such applicable exercise date will be the lowest VWAP of the Common Stock during such the applicable measurement period immediately prior to such exercise date and ending on, and including the Trading Day immediately prior to such exercise date.

2.    Miscellaneous.
(a)    Entire Agreement. The Acuitas Warrants, as modified by this Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Company, on the one hand, and Humanitario and Acuitas, on the other, written or oral, to the extent they relate in any way to the subject matter hereof. Notwithstanding the foregoing and except as expressly set forth above, all of the terms and conditions each of the Acuitas Warrants (as amended, with respect to the Acuitas Warrant held by Humanitario, by that certain Waiver and Agreement dated as of March 28, 2024 signed by Humanitario in favor of the Company), including but not limited to Section 3(b) thereof, shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded except in accordance with the terms the Acuitas Warrants.
(b)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
(c)    Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

    PURCHASER:

Humanitario Capital LLC

By:     /s/ Terren S. Peizer
Name: Terren S. Peizer
Title: Sole Member

ACUITAS:

Acuitas Capital LLC

By:     /s/ Terren S. Peizer
Name: Terren S. Peizer
Title: Chairman

AGREED AND ACCEPTED:

ONTRAK, INC.
By: /s/ Brandon H. LaVerne
Name: Brandon H. LaVerne
Title: Chief Executive Officer

Exhibit A

Warrant Holder	Issuance Date
Acuitas Group Holdings, LLC	08/29/22
Acuitas Group Holdings, LLC	09/07/22
Acuitas Group Holdings, LLC	01/05/23
Acuitas Group Holdings, LLC	03/06/23
Acuitas Group Holdings, LLC	11/14/23
Humanitario Capital LLC	11/14/23
Humanitario Capital LLC	11/14/23
Acuitas Group Holdings, LLC	04/05/24
Acuitas Group Holdings, LLC	05/08/24
Acuitas Group Holdings, LLC	06/05/24
Acuitas Group Holdings, LLC	08/28/24
Acuitas Group Holdings, LLC	09/30/24
Acuitas Group Holdings, LLC	10/03/24
Acuitas Group Holdings, LLC	03/28/25
Acuitas Group Holdings, LLC	05/09/25
Acuitas Group Holdings, LLC	05/27/25
Acuitas Group Holdings, LLC	06/18/25

Exhibit B

Seventh Amendment

[Attached]